UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 7, 2012

Parametric Technology Corporation
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

An Annual Meeting of Stockholders was held on March 7, 2012.  Four proposals were before the meeting:

•	Election of three Class I directors to serve until the 2015 Annual Meeting;

•	Advisory vote to approve the compensation of our named executive officers;

•
Approval of an amendment to the Articles of Organization to change the legal name of the company from Parametric Technology Corporation to “PTC” with such corporate indicator as may be selected by the Board of Directors; and

•	Confirmation of the selection of PricewaterhouseCoopers LLP as PTC’s independent registered public accounting firm for the 2012 fiscal year.

The votes with respect to the proposals are set forth below.

Elect Three Class I Directors to Serve until the 2015 Annual Meeting
	For	Withheld	Broker Non-Votes
Donald Grierson	97,505,641	5,539,273	6,073,862
James Heppelmann	100,125,149	2,919,765	6,073,862
Renato Zambonini	102,071,610	973,304	6,073,862

Advisory Vote on the Compensation of Our Named Executive Officers
For	Against	Abstain	Broker Non-Votes
77,862,218	23,713,759	1,468,937	6,073,862

Approval of Proposed Name Change from Parametric Technology Corporation to “PTC”
For	Against	Abstain	Broker Non-Votes
109,026,487	71,837	20,452	--

Confirm the Selection of PricewaterhouseCoopers LLP as PTC’s Independent Registered Public Accounting Firm for the 2011 Fiscal Year
For	Against	Abstain	Broker Non-Votes
106,599,363	2,511,076	8,337	--

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parametric Technology Corporation

Date: March 7, 2012	By:	/s/ Aaron C. von Staats
Aaron C. von Staats General Counsel & Secretary